ADT LIMITED
EXHIBIT 21.1

LIST OF SUBSIDIARIES OF THE COMPANY

United States Group (All Delaware unless stated)

ADT Holdings, Inc.
ADT Operations, Inc.
ADT Investments, Inc.
ADT Property Holdings, Inc.
ADT Title Holding Company I
ADT Title Holding Company II
ADT General Holdings, Inc.
ADT Aviations, Inc.
ADT Travel Services, Inc.
ADT Maintenance Services, Inc.
FCI Liquidations, Inc.
ADT Services, Inc.
ADT Automotive Holdings, Inc.
AA Property Holdings, Inc.
ADT Automotive Services, Inc.
ADT Automotive Services of Guam, Inc. (Guam)
Flying Lion, Inc.
Auction Transport, Inc. (Missouri)
British Car Auctions, Inc.
WGV Liquidations, Inc.
ADT Automotive, Inc.
Tri-City Auto Auction, Inc. (Washington)
AAAA Dealer Services, Inc.
ADT Specialty Auctions, Inc. (Michigan)
Dealers Auto Auction of Puerto Rico, Inc. (Puerto Rico)
ADT Security Services, Inc.
ADT Security Systems, West, Inc.
ADT Security Systems, Manufacturing, Inc.
Electro Signal Lab, Inc.
CCTC International, Inc.
ADT Business Holdings, Inc.
ALS Investments, Inc.
Mid-Atlantic Security, Inc.
ADT, Inc. (Florida)
Adaptive Design Technologies, Inc. (Florida)
Automated Security Corp.
Sonitrol Management Corp.
Sonitrol Corp.
Automated Security Holdings, Inc.
API Security, Inc.
Limited Apache, Inc. (Massachusetts)

United Kingdom Group (All UK unless stated)

ADT
ADT (UK) Holdings PLC
ADT Group PLC
Britannia Security Group Limited
Britannia Security Systems Limited
Britannia Access Systems Limited
Britannia Monitoring Services Limited
Capitol Alarms Limited
Electric Protection Services Limited
Ariel Burglary and Fire Protection Company Limited
Audio Education Limited
AEL Video (Ireland) Limited (Ireland)
D.C.S. Alarms Limited
D J Security Alarms Limited
D J Security Alarms (Wales) Limited
Britannia Photovision Limited
Photovision Rentals Limited
Britannia Security Systems (Midlands) Limited
Advanced Alarm Systems Limited
Britannia Security Systems (Southern) Limited
Eyelevel Electronics Limited
Chiltern Security Limited
Hertfordshire Security Systems Limited
James Deacon Security Limited
Mather and Platt Alarms Limited
PPR Alarms Limited
Priory Security Services Limited
Region Protection (Notts) Limited
Security Systems (Rental) Limited
K S Lift Services Limited
Steeplock Limited
Phoenix Security Services Limited
Security Watch Limited
Shield Protection Limited
Sovereign Security Systems Limited
Ultra Security Alarms Limited
Willow (Wales) Limited
Britannia Security CI Limited (Channel Islands)
Thameside Lock and Safe Company Limited
Access Control Systems Limited
Total Lift Services Limited
Tustin Machine Tools Limited
White Group Electronics Limited
ADT (UK) Limited
Redhill Security Services Limited
Taskman Security Services Limited
ADT Finance plc
Show Contracts Limited
ADT Linen Services Limited
ADT Pension Fund Limited
ADT Security Systems Limited
ADT Trustees Limited
American District Telegraph Services International Limited
The City Laundry (Norwich) Limited
Cleaners Limited
Cleaners (South West) Limited
Finesnatch Limited
General Cleaning Contractors Limited
HMC Factors Limited
Home Improvement Holdings Limited
Industrial Cleaners (UK) Limited
Libas International Limited
The Mirror Laundries Limited
The Motor Auctions Group Limited
The Motor Auctions (Derby) Limited
The Motor Auctions (London) Limited
The Motor Auctions (Scotland) Limited
The Commercial Motor Auctions Limited
Tyne Car Auction Limited
Pritchard Insurance Services Limited
Pritchard Laundries Limited
Prospect Cleaning Supplies Limited
U.C.P. Universal Consumer Products Limited
Prospect House Investments Limited
Prospect House No. 5 Limited
Prospect House No. 7 Limited
Sky Signs Limited
Splendour Cleaning Services Limited
S&W Bedrooms Limited
Hawley International Finance Limited
Lesters Health Care Services Limited
Prospect Cleaning Supplies Limited
ADT Properties Limited
ADT Securities Limited
Auto Auctions (Scotland) Limited
B.C.A. (Auctions) Limited
Markden No. 1 Limited
Markden No. 2 Limited
Markden No. 3 Limited
Markden No. 4 Limited
Markden No. 5 Limited
Markden No. 6 Limited
B.C.A. (Mobile Homes) Limited
M1 Motor Auctions Limited
M3 Car Auctions Limited
B.C.A. Sports Management Limited
British Car Auctions (Aviation) Limited
B.C.A. Vehicle Preparation Limited
British Car Auctions (Flying) Limited
ADT Aviation Limited
Coin Machine Sales Limited
Auto Auctions Limited
Bedford Car Auctions Limited
Wealdpoint Limited
The Expedier Development Company Limited
W & S Freeman Limited
Frome Motor Auction Sales Limited
Huddersfield Motor Auctions Limited
M1 Car Auctions Limited
M25 Motor Auctions Limited
Vic Engineering Limited
Measham Motor Auctions Limited
Midland Counties Motor Auctions Limited
Snap Printing Limited
Shepton Holdings Limited
Pritchard Services Group Investments Limited
Pritchard Services Group B.V. (Netherlands)
Stapp Limited
Wholematch Limited
Farnham Limited
Applied Maintenance Systems Limited
Kean & Scott Limited
Dicerule Limited
ODL Limited
OKD Limited
OMK Limited
Progressive Securities Investment Trust Limited
Prospect House No. 11 Limited
Live-In-Style Furniture Limited
Provincial Limited
Basingkirk Estates Limited
Tunite Limited
Kaldistone Limited
Screentone Limited
Streets Machine Operating Company Limited
Community Action Trust Crimestoppers Limited
ADT Travel Group
Countrywide Leisure Holdings Limited
Gailey Caravan and Leisure Limited
ADT Travel Limited
ADT Travel Holdings Limited
Johnson and Sons Limited
ADT UK Investments Limited
Automated Security (Holdings) PLC
Automated Security Limited
Sonitrol Limited
Stretford Security Services, Ltd.
ASH Capital Finance (Jersey) Ltd.
Automated Loss Prevention Systems Ltd.
Loss Prevention Ltd.
AS (Overseas) Ltd.
Automated Loss Prevention Systems International Ltd.
Automated Loss Prevention Systems BV (Netherlands)
Security Centres (Scotland) Ltd.
Communication & Tracking Services Ltd.
Automated Security (Properties) Ltd.
Ford Electronic Services Ltd.
Modern Integrated Systems Ltd.
Donald Campbell Associates Ltd.
Modern Alarms Ltd
Group Sonitrol Security Systems Ltd
Lander Urban Renewal Ltd
Automated Security Information Systems Technology Limited
Securis Products Ltd
Modern Automated Security Ltd.
Modern Homepack Ltd.
Brocks Alarms Ltd.
Modern Alarms (Scotland) Ltd
ASH Group Services Ltd.
Modern Security Systems (Products) Ltd.
Modern Security Systems Ltd.
Modern Automatic Alarms (NI) Ltd.
Combat Alarms Ltd.
Automated Security (Equipment) Ltd.
ATG Manufacturing Ltd.
Security Alarms Ltd.
Modern Automatic Alarms Ltd.
Abbey Security International Ltd.
Abbey Security Management Ltd.
Cheshire Alarm Services Ltd.
Constable's Alarm Co. Ltd.
Modern Telecom Ltd.
Cellularm Ltd.
Modern Carecall Ltd.
Vital Communications International Ltd.
Modern Telecom Security Ltd.
The British Security Consortium Ltd.
ASH Rentals Ltd.
Telecom Security Ltd.
Automated Security Investments Ltd.
Automated Security (International) Ltd (IOM)
Divison 7 (Spain)
Automated Security International BV (Netherlands)
Modern Security Systems (IOM) Ltd
Security Centres Holdings International Ltd (IOM)
Modern Alarms Ltd (IOM)
Somerset Holdings Ltd (BVI)
IAMASCO Plc (Ireland)
Modern Security Systems Ltd (Ireland)
Abel Alarms Ireland Ltd (Ireland)
ABA Electronics Ltd (Ireland)
Knightwatch Alarms, Ltd (Ireland)
Knightline Ltd (Ireland)
Knightlock Ltd. (Ireland)
Knightvision Ltd. (Ireland)
Renalarms Ltd. (Ireland)
Security Control Risk & Monitoring Ltd. (Ireland)
Huet Security Ltd (Ireland)
Securitag Ltd (Ireland)
Security Centres Holdings Ltd
Security Centres (UK) Holdings Ltd.
Security Centres (UK) Ltd
Security Centres Investments Ltd.

Non US and Non UK Group

Melksham Limited (Jersey)
Langport Limited (Turks and Caicos)
Newington Limited (Bahamas)
Ruskin Limited (Jersey)
Brent Limited (Bahamas)
Itoba Limited (Jersey)
Waveney Investments Limited (Turks & Caicos)
ADT Management Services Limited (Jersey)
Exbury Limited (Jersey)
Rokol Limited (Bermuda)
Camron (Bermuda) Insurance Limited (Bermuda)
Camron Finance (Bermuda) Limited (Bermuda)
Serleni World Holdings, Inc. (Panama)
Finser International Holidays, Inc. (Panama)
Linksview Limited (Jersey)
Sandalwood (Ireland)
Tinwald Limited (Jersey)
Cawich Limited (Bermuda)
ADT Finance NV (Netherlands Antilles)
Electro-Protective Limited (Bermuda)
ADT Group NV (Netherlands Antilles)
Hawley Group Canada Limited (Canada)
ADT Canada Holdings Limited (Canada)
ADT Finance, Inc. (Canada)
ADT Finance S.A. (Luxembourg)
ADT Luxembourg S.A. (Luxembourg)
Exeter Holdings, Inc. (Barbados)
ADT Security Systems Holdings B.V. (Netherlands)
ADT Security Systems S.A. (France)
ADT Greece S.A. (Greece)
ADT Security Systems S.A. (Belgium)
ADT Security Systems B.V. (Netherlands)
ADT Limited (Ireland)
Allied Alarms & Safes Limited (Ireland)
ACE Alarm Systems Limited (Ireland)
Allied Security Products Limited (Ireland)
Allied Metal Products Limited (Ireland)
Allied Alarms Limited (Ireland)
ADT Prosegur de Securidad (Spain)
ADT Canada Holdings B.V. (Netherlands)
ADT Security Services Canada, Inc. (Canada)
ADT Holdings B.V. (Netherlands)
ADT Finance B.V. (Netherlands)
ADT Services AG (Switzerland)
ADT Monitoring Services AG (Switzerland)
ADT Franchising AG (Switzerland)
919551 Ontario, Inc. (Canada)
921150 Ontario, Inc. (Canada)
Flying Lion Limited (Bermuda)
Holyhead Holdings Limited (New Zealand)
Key Contact Limited (New Zealand)
Command Investments Pty Limited (Australia)
ADT Security Systems Limited (Australaia)
ADT Holdings Co. No. 1 Limited (New Zealand)
ADT Holding Co. No. 2 Limited (New Zealand)
Command Nominees Limited (New Zealand)
Securacopy Services (1992) Limited (New Zealand)
Seekers Communications Limited (New Zealand)
ADT Holding Co. No. 3 Limited (Wackenhut Corrections Corporation Limited) (New Zealand)
Enlist Consulting Limited (New Zealand)